UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2021

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-249833	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On January 26, 2021, Crown Electrokinetics Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Representative”), as representative of the underwriters set forth on Schedule I thereto (collectively, the “Underwriters”), relating to the Company’s public offering (the “Offering”) of its common stock, par value $0.0001 per share (the “Common Stock”). Under the Underwriting Agreement, the Company agreed to sell 4,150,000 shares of Common Stock to the Underwriters, at a purchase price per share of $4.14 (the offering price to the public of $4.50 per share minus the underwriters’ discount), pursuant to the Company’s registration statement on Form S-1 (File No. 333-249833), as amended, under the Securities Act of 1933, as amended (the “Securities Act”), and the related registration statement on Form S-1 (File No. 333-252418) that was filed by the Company under Rule 462(b) under the Securities Act (collectively, the “Registration Statement”). The Company has also granted to the underwriters a 30-day option to purchase up to 622,500 additional shares of Common Stock to cover over-allotments.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The closing of the Offering is expected to occur on January 28, 2021, subject to customary closing conditions.

Effective as of the opening of market trading on January 26, 2021, the Common Stock began trading on the Nasdaq Capital Market under the symbol CRKN.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwriter Warrant

At the closing of the Offering, pursuant to the Underwriting Agreement, the Company will issue to the Representative, or at the Representative’s direction, a warrant (the “Underwriter Warrant”) to purchase 381,800 shares of Common Stock. Such warrant may be exercised beginning on the date that is 180 days after the date on which the Registration Statement became effective until the date that is five years after the date on which the Registration Statement became effective. The exercise price of the Underwriter Warrant is $5.625 per share.

The foregoing summary of the Underwriter Warrant is qualified in its entirety by reference to the full text of the Underwriter Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

The information set forth in Item 1.01 with respect to the Underwriter Warrant is incorporated by reference here.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2020, the Company’s board of directors (the “Board”) approved a reverse stock split of Common Stock at an exchange ratio of up to one (1) for every six (6) shares of Common Stock (the “Reverse Split”), with the Board retaining the discretion to determine the final exchange ratio of the Reverse Split prior to effectiveness. The Reverse Split was approved by the written consent of holders of a majority of the Company’s outstanding voting power on October 24, 2020.

On January 22, 2021, the Board authorized the Reverse Split at an exchange ratio of one (1) share of Common Stock for every three (3) shares of Common Stock. On January 22, 2021, the Company filed a Certificate of Amendment to the its Certificate of Incorporation with the Secretary of State of the State of Delaware in the form attached as Exhibit 3.1 hereto (the “Certificate of Amendment”). The Certificate of Amendment effected the Reverse Split at 11:59 P.M. on January 25, 2021, such that every three (3) shares of Common Stock has been automatically converted into one (1) share of Common Stock. The Company will not issue fractional certificates for post-reverse split shares in connection with the Reverse Split. Rather, all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation shall be rounded up to the next whole share.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 26, 2021, by and between Crown Electrokinetics Corp. and Roth Capital Partners, LLC (as representative of the underwriters named therein).
3.1	Certificate of Amendment to Certificate of Incorporation of Crown Electrokinetics Corp., dated January 22, 2021.
4.1	Form of Underwriter Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2021

Crown Electrokinetics Corp.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer

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